Exhibit 99.1

Helmerich & Payne, Inc. Credit Suisse 2013 Energy Summit February 6-7, 2013

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

* As of January 31, 2013, includes 5 announced new FlexRigs with customer commitments and pending to be delivered during fiscal 2013.

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

The U.S. Land Market Today There is a growing sense within the industry that the rig count has bottomed and that it will increase by one hundred rigs or so during 2013. Customers remain deliberate with their capital spending and discriminating with the service providers they engage. In a world where the growing expectation is to drill more wells with fewer rigs, an improving cycle will not treat all drilling contractors equally. There remains an opportunity for H&P to capture additional market share.

H&P New Builds Delivered 48 new FlexRigs during calendar 2012. Announced orders for three additional FlexRigs on January 31, 2013. Five announced new builds pending delivery in fiscal 2013. Now delivering new FlexRigs at the rate of approximately two per month. Some conversations with customers continue regarding additional new build commitments.

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR and UNT. (3) Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs. (4) Represents estimated average combined utilization for PTEN, NBR, and UNT in the Lower 48 land market. H&P’s Margin Premium H&P’s Utilization Premium (1) (2) (3) (4) Average U.S. and Rig Margin per Day(1) (12 Months Ended September 30, 2012) Estimated U.S. Land Rig Utilization (12 Months Ended September 30, 2012)

What a Difference a Year Makes As of January 2012 (~1,900 Active Rigs in the U.S. By Power Type) As of January 2013 (~1,600 Active Rigs in the U.S. By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

As of January 24, 2003 Lower 48 U.S. Land Market Share Active Rig Market Share – Ten Years Ago Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S.

As of January 25, 2013 Lower 48 U.S. Land Market Share Organically Growing Active Rig Market Share Note: The above estimates corresponding to U.S. land rig market share are derived from Smith Bits S.T.A.T.S.

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and GW rigs.

Record Profits During Industry Slowdown * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment.

Five-Year Relative Shareholder Return Source: Thomson Financial as of January 30, 2013

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Growing Shareholder Value Expand Market Share Lead Innovation Drive Well Costs Down Satisfy Customers

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities

FlexRigs Delivering Drilling Efficiencies We have over 1,000 rig years of AC FlexRig drilling experience. Drilled over 53 million feet in 2012 Improved our footage per day by 23% between 2011 and 2012 While adding 48 new FlexRigs in 2012, we were able to deliver our best safety performance which already leads the industry by a significant margin FlexRigs lead in pad drilling efforts in U.S. land. FlexRig4 was the first bi-directional land drilling application design FlexRig5 is the latest generation of bi-directional, long lateral pad drilling rig We have drilled over 5,000 wells on approximately 1,000 pads

IADC 3Q12 = 1.92 H&P MANHOURS = 17.4 MM H&P 4Q12 = 0.78 Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (1994 – 2012) OSHA Recordable Injury Incidence Rates

Safety Excellence Also Generates Savings Reduced Workers Comp and General Liability Losses per Man Hour EMR = Experience Modifier Ratio (Industry Average = 1.00)

Unconventional Plays Shaping Landscape Well Complexity is increasing: Technology solutions that provide safe, environmentally sound and efficient operations are required by contractors to be competitive Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas A factory approach to drilling wells is required This all creates an expanding level of demand for FlexRigs

Increasing Focus on More Difficult Drilling

(248 H&P Contracted Land Rigs as of 1/31/13*) Leading U.S. Unconventional Driller * Includes announced new FlexRigs with customer commitments scheduled for delivery in fiscal 2013.

The Replacement Cycle Continues AC drive rigs are best positioned to make the transition. Older, underperforming rigs are more likely to be sidelined. High efficiency rigs continue to displace mechanical and SCR rigs. H&P is fortunate to have a customer roster with substantial multi-year drilling inventory capable of shifting targets and taking advantage of strong oil prices. A more measured roll-out of new builds is a positive, as it reflects where we are in the cycle and limits exuberance for the industry to over-extend.

AC Rigs Continue to Gain Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets and new build commitments are derived from Rig Data and corporate filings.

Active AC Drive U.S. Rig Market Share Note: The above estimates corresponding to market share are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. (~575 Rigs as of January 2013)

H&P Activity as of January 31, 2013 Rigs Working/ Contracted 243 243 0 8 22 273 5 278 Rigs Available 296 261 35 9 29 334 5 339 % Contracted 82% 93% 0% 89% 76% 82% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Total Fleet Includes announced new build commitments. (1) (1)

H&P’s U.S. Land Fleet Activity (1) (2) (1) Active rigs on term (in blue) generated both revenue and revenue days. (2) Includes completed new builds pending delivery and not generating revenue days.

H&P’s New Build Advantages We have been improving and honing the process for over 10 years, prompting our assertion that we build a better rig for less Safety is our first priority, followed by a relentless focus on strong execution and performance in the field Exceptional fleet uniformity Extensive collaboration with customers and suppliers A strong organizational orientation to consistent, repeatable, field execution

A Value Proposition Example – H&P vs. Competitors Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2012 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 13 9 Other days 3 3 3 Moving days 7 4 3 Total rig revenue days per well 30 20 15 2. Drilling contractor dayrate $17,500 $23,000 $28,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $53,000 Total cost per well (daily services) $1,275,000 $960,000 $795,000 3. Total well savings with H&P – per well $480,000 $165,000 per year $11.7MM $4.0MM Increased wells per rig per year versus conventional average: 12 wells Increased wells per rig per year versus peer fit-for-purpose: 6 wells

Performance is Not Only About Better Rigs It’s also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

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Additional References

H&P’s U.S. Land Operations We expect total revenue days in the U.S. land segment to be relatively flat between the first and second fiscal quarter of 2013. Quarterly average rig revenue per day is expected to decline slightly, by less than 1%, from the first to the second fiscal quarter of 2013. In the second fiscal quarter of 2013, we expect average rig expense per day to be roughly $12,900 (plus or minus a few percentage points). Revenues from early terminations are expected to be under $1 million during the second fiscal quarter of 2013. (As of January 31, 2013)

H&P Global Fleet Under Term Contract

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data, Smith Bits and corporate filings.

H&P’s Offshore Operations Eight of the Company’s nine offshore platform rigs are expected to remain active throughout the second fiscal quarter of 2013. The number of revenue days during the second fiscal quarter of 2013 is expected to decrease by approximately two percent as compared to the first fiscal quarter of 2013. Average rig margin per day is expected to decrease by approximately five percent during the second fiscal quarter of 2013 as compared to the first fiscal quarter. (As of January 31, 2013)

H&P’s International Land Operations Of the 29 rigs assigned to international operations, 22 are active and two rigs are expected to resume operations soon. Total revenue days during the second fiscal quarter are expected to be down by approximately ten percent from the first fiscal quarter of 2013. Average rig margin per day is expected to decrease by ten to 15 percent during the second fiscal quarter of 2013 as compared to the first fiscal quarter. (As of January 31, 2013)

Active Idle Total Long-term Contracts Argentina 5 4 9 5 Bahrain 3 1 4 3 Colombia 5 2 7 2 Ecuador 5 5 1 Tunisia 2 2 2 U.A.E. 2 2 2 Total 22 7 29 15 H&P’s International Land Operations Rig Fleet Status (as of January 31, 2013) (1) 14 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. (1)

Favorable Market Trends for FlexRigs AC drive rigs replacing SCR and mechanical rigs More customers high-grading their fleets Increasing well complexity Expectation to drill more wells with fewer rigs Focus on drilling efficiency, technology and safety

Week Ended October 4, 2008 By Power Type 2008 Peak Rig Count (~1,925) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 10% of the active rigs that were not readily identified.

Week Ended January 25, 2013 By Power Type Current Rig Count (~1,600) - U.S. Land Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

Oil and Natural Gas Prices Source: Energy Information Administration Oil Prices Natural Gas Prices

U.S. Rig Activity by Hydrocarbon Target

Dry Gas (Long-term Contracts) 3% H&P’s Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 1/31/13 Dry Gas (Spot Market) 1% Includes 2 rigs with term contracts expiring in the quarter ending 3/31/13. (1)

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Lean Manufacturing New Electrical Systems Test Assembly and Outfitting Unitizing Packages Fabricating New Structures Processing Raw Materials Building a New FlexRig Commissioning / Delivery

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